EXHIBIT 10.16


                  OFFICE STAFF AND EQUIPMENT SERVICE AGREEMENT

        THIS AGREEMENT, dated as of_________________ , 1996, is entered into by and between GOLDEN BEAR INTERNATIONAL, INC. ("GBI"), a Florida corporation, having its principal place of business at 11780 U.S. Highway One, North Palm Beach, Florida 33408, and GOLDEN BEAR, INC. ("Golden Bear"), a Florida corporation having its principal place of business at 11780 U.S. Highway One, North Palm Beach, Florida 33408, and sets forth the agreements and understandings of the parties as follows:

                     SECTION 1: SUBJECT MATTER OF AGREEMENT

        1.1 USE OF OFFICE SPACE. Prior to the date of this Agreement, the businesses operated by the parties to this Agreement were operated by GBI as a single entity out of the headquarters of GBI located on the third, fourth and fifth floors of that office building known as Three Golden Bear Plaza, at the street address set forth above (the "Premises"). By separate Sublease Agreement of even date herewith, GBI has agreed to grant to Golden Bear the right to use a portion of the the Premises for Golden Bear's main corporate headquarters, including certain space allocated for the sole and exclusive use of Golden Bear (the "GB Space") and other common tenant areas to be shared by the parties as more particularly described in the Sublease Agreement (the "Common Areas"). In order to better facilitate the use of the Premises by the parties under the Sublease Agreement, and to provide for the sharing of office and business services and equipment formerly provided by GBI which would be inconvenient or wasteful for the parties to duplicate, GBI and GB have agreed to enter into the arrangements described below in connection with their respective business operations at the Premises.

        1.2 USE OF COMMON AREAS AND FACILITIES. In conjunction with the Sublease Agreement, GBI has authorized Golden Bear to make non-exclusive use of the Common Areas, subject to the requirement that the parties mutually cooperate in the scheduling and use of the Common Areas in order to satisfy both parties' business objectives and needs. GBI agrees that the following Common Areas shall be open at all reasonable times to use by the staff, business invitees, and guests of both parties, and that GBI shall not interfere with ingress and egress to the common areas by Golden Bear and such persons: main reception area (during normal business hours), entry ways and hallways, kitchens and break rooms, and rest rooms. The remaining Common Areas, consisting of those conference and meeting rooms identified in Exhibit "A" annexed hereto, shall be available to the parties by prior reservation with the parties designated in such Exhibit, or on a "space available" basis if no prior conflicting reservation has been made. GBI reserves the right to limit use of meeting rooms to parties above a certain number or to utilize other reasonable criteria mutually adopted by the parties where necessary in order to relieve congestion or limit scheduling conflicts between the parties.

        1.3 JOINT OWNERSHIP OF USE OF PHONE EQUIPMENT. In order to minimize the expense of separate telephone systems, the parties have agreed that they will jointly own the In addition to the use of the Common Areas and related facilities, GBI hereby grants to Golden Bear during the term of the Sublease Agreement the right to utilize the GBI telephone system for the Premises and the necessary components thereof, including (i) the non-exclusive use of the PBX switching unit, local line access, main switchboard, voice mail system, and interior wiring connections in the Premises, and (ii) the exclusive right to utilize office telephone instruments appropriate to the GB Space, such as desk and wall phones, handsets and phone jacks. Each party Golden Bear will establish its own long distance phone service and be responsible for payment of all charges and expense in establishing and using long distance phone service.

        1.4 JOINT OWNERSHIP OF USE OF OTHER EQUIPMENT. In addition to the phone system, the parties have agreed that they will jointly own certain office and business equipment owned by Golden Bear as more particularly described in Exhibit "B" annexed hereto, including without limitation, Golden Bear's central facsimile machines, photocopying machines, and computer network. Golden Bear will establish Rreasonable security precautions will to be developed and mutually approved by the parties to assure that access to confidential business data of each party is restricted to personnel directly employed by such party and to such other parties as may be authorized by such party to have access to such data. On or before the effective date of this Agreement, the parties will conduct a physical inventory of all equipment to be shared by the parties and will identify those items to be jointly owned, in which case Exhibit "B" will be amended to reflect any additions or deletions to the equipment to be jointly owned.

        1.3 USE OF GOLDEN BEAR EMPLOYEES. In recognition of the fact that certain headquarters staff employees formerly employed by GBI are still necessary for the normal conduct of both parties' business operations, and to obviate the need for GBI to incur the expense of hiring personnel who would duplicate and conflict with the job performance of personnel permanently transferred to Golden Bear's staff, Golden Bear shall provide to Golden Bear the services of those employees whose job descriptions are set forth in Exhibit "C" annexed hereto, who have been initially identified by the parties who can effectively serve the needs of both organizations and facilitate the joint use of the Common Areas. GBI acknowledges that it has retained in its employ all other staff required by GBI in order to continue its business in the normal course, that GBI will retain such additional professional and management consulting services as it may require in connection with such business, and that Golden Bear shall have no responsibility to provide GBI with the services of any individual or entity except as set forth in Exhibit "C" or in another written agreement between the parties. In the event that circumstances after the effective date of this Agreement obviate the need to share the services of any identified service require the parties to share use of other service personnel employed by Golden Bear in order to continue their operations in the normal course, Exhibit "C" will be amendment by a written document signed by both parties to confirm such change.

                          SECTION 2: FEES AND EXPENSES

        2.1 EMPLOYEE EXPENSE. As compensation to Golden Bear for the use of those staff members identified in Exhibit "C", GBI shall pay to Golden Bear an initial monthly fee of ________________ dollars ($__________ ) (the "Management Fee"), which represents fifty percent (50%) of the current costs to Golden Bear of employing the identified staff. The Management Fee will be paid in advance, on or before the first day of the month, and shall be nonrefundable. The parties will review their staffing requirements under this Agreement annually during the last thirty (30) days of Golden Bear's fiscal year and at any other time when Exhibit "C' is amended to determine the projected staffing costs and requirements for the coming year, at which time the Management Fee may be adjusted by mutual agreement of the parties to reflect cost increases and changes in staffing requirements.

        2.2 TELEPHONE EXPENSE. As compensation to GBI for the use of its telephone equipment by Golden Bear, In the event any portion of the telephone system requires repair or replacement, the parties will share equally in such cost and any additional components purchased will be owned jointly. In addition, Golden Bear shall pay GBI an initial monthly fee of_______________ dollars
($ _____________ ) (the "Phone Rental"), which represents Golden Bear's pro rata share of GBI's current costs of providing local telephone service. and maintenance to dedicated and shared phone equipment in the premises. In addition to the Phone Rental, Golden Bear shall be responsible for payment of any equipment costs or service charges incurred by GBI in order to provide additional phone services to Golden Bear or to make changes in the phone service as currently provided to the Premises., including the changes of GBI's PBX system provider and the local phone company charges. The Phone Rental will be paid in advance, on or before the first day of the month, and shall be nonrefundable. The parties will review their telephone service requirements under this Agreement annually during the last thirty (30) days of GBI's maintenance contract year and at any other time when changes are made in phone service to determine the projected recurring costs of such changes, at which time the Phone Rental may be adjusted by mutual agreement of the parties to reflect cost increases and changes in service requirements.

        2.3 OTHER EQUIPMENT EXPENSE AND RIGHTS UPON SALE. If any of the items identified on Exhibit "B" or any additional equipment jointly acquired, requires repair or replacement, the parties will share equally in the cost of such repair or replacement and any additional equipment purchased will be owned jointly. The parties will mutually agree on additional equipment needs and purchases. Upon the sale or disposition of any Equipment, the parties will divide equally the proceeds from any such sale of disposition. In the event of a proposed sale or disposition, either party shall have the right to purchase such equipment at the then current book value of such equipment on the books of the party wishing to purchase the equipment. In purchasing any new equipment to be jointly owned, the parties will execute such instruments and documents as necessary to reflect joint ownership.

        2.4 OTHER OFFICE EXPENSES. Each party shall be solely responsible for the costs of acquisition, installation, supplies and maintenance for all equipment dedicated solely for its use, and for payment of all staff not subject to sharing under this Agreement. Except as otherwise provided in this Agreement or in the Sublease Agreement, GBI shall be responsible for payment of the costs of providing the Premises to the parties, including all rental and pass-through charges imposed by the landlord. In the event of any material change in the business of the parties which causes a material increase or decrease in its utilization of the Premises, the parties shall have the right to renegotiate this Agreement and the Sublease Agreement to more accurately reflect the usage of the Premises to be made by the parties and apportion the costs to be shared by the parties based upon such usage.

                        SECTION 3 - TERM AND TERMINATION

        3.1 TERM OF THE AGREEMENT. The term of this Agreement shall commence on the date hereof and shall terminate upon the expiration or earlier termination of the Sublease Agreement, unless sooner terminated as provided in this Section 3.

        3.2 TERMINATION OF AGREEMENT. - Either party may terminate this Agreement upon ninety (90) days written notice to the other of a material breach of this Agreement, and the failure of the breaching party to cure such default. This Agreement shall terminate in the event proceedings are instituted by either party under any bankruptcy or insolvency law or other law for the benefit of creditors or the relief of debtors; or involuntary bankruptcy proceedings are commenced against either party and such proceedings result in the entry of an order adjudicating such party as bankrupt or such proceedings are not dismissed within one hundred eighty (180) days after the commencement thereof; or either party shall make an assignment for the benefit of its creditors; or either party shall be adjudicated bankrupt or insolvent, unless the other party agrees otherwise.

        3.3 DUTIES UPON TERMINATION OR EXPIRATION. Upon the termination or expiration of this Agreement, each party shall cease making use of any shared staff or equipment, and shall make all necessary arrangements to provide replacement staff or equipment for its own account. All shared equipment shall be left in place (or delivered as directed by the party owning such equipment) in working condition, reasonable wear and tear excepted, and shall not be removed or damaged by the party losing the right to use such equipment under this Agreement.

                      SECTION 4 - RELATIONSHIP OF PARTIES

        4.1 INDEPENDENT CONTRACTORS. Nothing herein is intended nor shall be deemed to create a joint venture, partnership, or agency relationship among GBI and Golden Bear, or to impose any liability or responsibility on either party for the debts, losses or liabilities of the other. Neither party shall have the power to commit the other to any matter, cause or thing whatsoever without the prior express written consent of the party to be charged. It is understood that each party is to perform its obligations and exercise its rights hereunder as an independent contractor with discretion and control as to the manner and timing of its performance.

        4.2 INDEMNIFICATION; INSURANCE. Each party agrees to indemnify the other, its directors, officers or agents, for and hold them harmless from and against any and all obligations, losses, costs, expenses, damages, liabilities or claims, including attorneys' fees, arising out of claims asserted by third parties which are related in any way to the other party's business or operations, except as otherwise provided in a written agreement between the parties regarding specific business relationships undertaken by them. In the event a party is joined as a defendant in any legal action instituted against the other as a result of any matter requiring indemnity hereunder, the indemnitor shall undertake to defend the indemnitee against any such asserted liability and shall pay all reasonable costs or defense related thereto, including, but not limited to, the cost and expense of independent counsel, if any, retained by the indemnitee, and shall indemnify and hold such parties harmless in the event of a settlement or adverse judgment against either of them. Each party shall obtain general liability and property and casualty insurance necessary to adequately fulfill each parties obligation hereunder, including obligations of indemnity.

                         SECTION 5 - GENERAL PROVISIONS

        5.1 ASSIGNMENT. Neither party may assign any of its rights under this Agreement without the consent of the other party.

        5.2 NON WAIVER. The failure of a party to demand strict performance of or compliance with this Agreement or any provisions thereof at any time or under any set of circumstances shall not be deemed a waiver by such party of its right to demand such performance and compliance at any other time or under any other circumstances. This Agreement may not be changed, modified, or terminated orally, but only by a written instrument of change, modification, or termination executed by the party against whom enforcement of any change, modification, or termination is sought.

        5.3 SEVERABILITY. If any term or provision of this Agreement or the application thereof to any particular person or circumstances shall to any extent be invalid or unenforceable then such invalidity or unenforceability shall not impair the remainder of this Agreement or the application of such term or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable and each other term and provision of this Agreement, not affected thereby, shall be valid and enforceable to the fullest extent permitted by law.

        5.4 GOVERNING LAW. All questions pertaining to the validity, construction, execution and performance of this Agreement shall be construed in accordance with and governed by the internal laws of the State of Florida without regard to principles of conflicts of law which might otherwise be applied.

        5.5 NOTICES. All notices given or made under or pursuant to this Agreement shall be in writing and delivered or sent to the address shown in the first page hereof or to such other address or facsimile number as the recipient may have notified the sender and shall be deemed to be duly given or made: (a) if by letter, three (3) days after posting, and in proving the same it shall be sufficient to show that the envelope containing the same was duly addressed, stamped, and posted by certified mail; or (b) If by hand, when delivered to the attention of the Chief Executive Officer of the recipient at the Premises.

        IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date first set forth above.

GOLDEN BEAR INTERNATIONAL, INC.         GOLDEN BEAR, INC.







By:                                     By:
   ---------------------------             -----------------------------
     Name.                                    Name:
     Title:                                   Title: